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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of report: (Date of earliest event reported): April 10, 2000


                           Z-TEL TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)


           Delaware                   000-28467                 59-3501119
 (State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)              File Number)          Identification No.)

    601 S. Harbour Island Blvd., Suite 220, Tampa, FL             33602
        (Address of Principal Executive Offices)                (Zip code)




                                (813) 273-6261
             (Registrant's Telephone Number, Including Area Code)

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Item 2.  Acquisition Or Disposition Of Assets.

     On April 10, 2000, Z-Tel closed the acquisition by merger of Touch 1 Communications, Inc. Touch 1 was merged with a wholly-owned subsidiary of Z-Tel, with Touch 1 being the surviving corporation in the merger. The purchase price was determined through arms-length negotiations by the parties and is subject to adjustment based on a closing date balance sheet, now being prepared, as detailed in the agreement and plan of merger. Prior to the merger, there were no material relationships between Z-Tel and Touch 1, except that Z-Tel had hired Touch 1 to provide telemarketing and other services at Touch 1's usual rates. In connection with the merger, Z-Tel has entered into employment agreements with several key members of Touch 1's management team, including James F. Corman who will continue his position as President of Touch 1, which will operate under the name Z-Tel Consumer Services.

     The purchase price for Touch 1 consisted of 1,100,000 shares of Z-Tel stock, plus approximately $9 million in cash derived from the proceeds of Z-Tel's initial public offering completed in December 1999. The acquisition is being accounted for as a stock purchase.

Item 7.  Financial Statements And Exhibits.

     (a)   Financial Statements of Businesses Acquired.

     It is impracticable at this time to provide financial statements for Touch 1 Communications, Inc. Such financial statements will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

     (b)   Pro Forma Financial Information.

     It is impracticable at this time to provide pro forma financial information for Touch 1 Communications, Inc. Such information will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

     (c)   Exhibits.

     The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Z-TEL TECHNOLOGIES, INC.



Date: April 25, 2000                   By: /s/ Jeffrey H. Kupor
      ---------------------                -----------------------------
                                           Jeffrey H. Kupor,
                                           General Counsel

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                               Index To Exhibits


Exhibit Number       Description
--------------       -------------

2.1 Agreement and Plan of Merger dated April 10, 2000 by and among Z-Tel Technologies, Inc., Tiger Acquisition Subsidiary, Inc., Touch 1 Communications, Inc., and certain shareholders of Touch 1 Communications, Inc.

10.3 Form of Employment Agreement for certain key Touch 1 employees, including James F. Corman, President of Touch 1

99.1                 Press release announcing the acquisition of Touch 1
                     Communications, Inc.

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